UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2015

Power Solutions International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-35944	33-0963637
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

201 Mittel Drive, Wood Dale, Illinois 60191

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (630) 350-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 23, 2015, Perkins Engines Company Limited (“Perkins”) and Power Solutions International, Inc. (the “Company”) executed a Distributor Agreement by and between Perkins and the Company, effective January 1, 2015 (the “Agreement”). Among other things, the Agreement once again appoints the Company as a distributor of certain Perkins Products (as further defined in the Agreement) and increases the territory of the distribution to the following states: North Dakota, South Dakota, Minnesota, Wisconsin, Iowa, Michigan, Ohio, Indiana, Illinois, Missouri, Nebraska, Kansas, Pennsylvania, New Jersey, Delaware, Maryland (including Washington, District of Columbia), West Virginia, New Hampshire, Vermont, Massachusetts, Maine, Rhode Island, Connecticut, and New York. The initial term of the Agreement is three (3) years, and shall continue unless otherwise terminated by either party.

The foregoing summary of the Agreement is qualified in its entirety by the complete text of the Agreement filed herewith.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description

10.1	Distributor Agreement effective January 1, 2015 by and between Perkins Engines Company Limited and Power Solutions International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER SOLUTIONS INTERNATIONAL, INC.

By:	/s/ Daniel P. Gorey
Daniel P. Gorey
Chief Financial Officer

Dated: February 26, 2015

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